                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

                           Filed by the Registrant [ ]
                 Filed by a Party other than the Registrant [X]

                           Check the appropriate box:

                        [ ] Preliminary Proxy Statement.

        [ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
                               RULE 14a-6(e)(2)).
                         [ ] Definitive Proxy Statement.

                      [X] Definitive Additional Materials.

 [ ] Soliciting Material Pursuant to Section 240.14A-11(c) or Section 240.14a-12

                       FIRST AMERICAN CAPITAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

       FIRST AMERICAN COMMITTEE FOR PROTECTION OF SHAREHOLDER VALUE, ATTN:
   MARK A. OLIVER, SPOKESPERSON, 400 EAST ANDERSON LANE, AUSTIN, TEXAS 78752,
                                  (512)536-9785
--------------------------------------------------------------------------------

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

               Payment of Filing Fee (check the appropriate box):

                              [X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed to Exchange Act Rule 0-11 (set forth the amount on which the fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:
                            ----------------------------------------------------

2)   Form, Schedule or Registration Statement No.:
                                                  ------------------------------

3)   Filing Party:
                  --------------------------------------------------------------

4)   Date Filed:
                ----------------------------------------------------------------

FOR IMMEDIATE RELEASE

CONTACT:
RICK D. MEYER, SPOKESPERSON
FIRST AMERICAN COMMITTEE FOR PROTECTION OF SHAREHOLDER VALUE
(785) 249-2322

                 FIRST AMERICAN SHAREHOLDER PROTECTION COMMITTEE
                  RESPONDS TO APPARENT ATTEMPT TO DENY VOTING
                   RIGHTS TO THOUSANDS OF KANSAS SHAREHOLDERS

TOPEKA, KANSAS - May 27, 2003 - The First American Committee for Protection of Shareholder Value ("Committee") disclosed today that it is responding to an unnamed apparent attempt to deny the voting of its proxies received with respect to electing an alternate slate of the Board of Directors of First American Capital Corporation ("First American") at the Annual Meeting of Shareholders to be held on June 2, 2003. On May 23, 2003, the Committee received a letter from the Kansas Insurance Department ("Department") indicating a delay in Form A approval process of the Kansas Insurance Commissioner due to documents from an unnamed person that cast certain allegations against nominees of the Committee and the Department's need to further investigate the matter. The Department indicated that proxies obtained by the Committee should not be voted absent the matter being resolved and the Kansas Insurance Commissioner ruling on the Form A statement originally submitted to the Department on April 16, 2003, and any use of the Proxies before then would contravene the Kansas Insurance Holding Companies Act. In a letter to shareholders, the Shareholder Protection Committee stated:

         "We have only conducted a limited review of this matter, but have been informed by a member of the Board that the information was fed to the Kansas Insurance Department by persons associated with First American. In our view, the so-called "new" information is part of a scheme to delay the Form A process and to deny your right to vote.

         Due to the recent timing of this "information" submitted by persons associated with First American and the non-disclosure of its source by the Department, the Shareholder Protection Committee will request that the Kansas Insurance Commissioner allow your votes be counted in this proxy solicitation. The Committee has again requested that the Department approve the Form A without a hearing.

         We believe that you are entitled to exercise your right to vote, and that the Kansas Insurance Department has the ability to allow you to vote your shares. If you wish to voice your concerns, please do not hesitate to call the Kansas Commissioner of Insurance at 1-800-432-2484 or 1-785-296-3071.

         We believe that this recent development instigated by persons associated with First American attacking us is highly suspect. Its effect has been to delay the Form A process and possibly to deny you your right to vote. You, as a shareholder, have the right and should be allowed to participate in this election. It is your company. Therefore, we continue to urge you to vote the WHITE proxy card."

Attached is a letter to shareholders of First American, as well as letters to the First American Board of Directors from three current Board members of First American who are also on the Committee and from other participants in the proxy solicitation. The letters request that the Annual Meeting of First American be postponed until the undisclosed allegations can be reviewed by the entire Board of Directors and the Kansas Insurance Department can complete its examination brought about by the unnamed person.

          FIRST AMERICAN COMMITTEE FOR PROTECTION OF SHAREHOLDER VALUE

                                  MAY 27, 2003

DEAR SHAREHOLDERS:

         THE PURPOSE OF THIS LETTER IS TO INFORM YOU OF RECENT DEVELOPMENTS IN OUR EFFORTS TO ENSURE THAT YOUR VOTES ARE COUNTED FOR AN ALTERNATE SLATE TO THE FIRST AMERICAN CAPITAL CORPORATION BOARD OF DIRECTORS.

         ON FRIDAY, MAY 23, 2003, OUR COUNSEL RECEIVED A LETTER FROM THE KANSAS INSURANCE DEPARTMENT STATING THAT THE DEPARTMENT HAD RECENTLY RECEIVED DOCUMENTS FROM AN UNNAMED INDIVIDUAL WHICH RAISED QUESTIONS REGARDING THE PLANS OF HAROLD
E. RILEY, MARK A. OLIVER AND CITIZENS, INC. "IN MAKING CHANGES IN MANAGEMENT, AS WELL AS THE COMPETENCE, EXPERIENCE AND INTEGRITY OF THOSE PERSONS (NOT HAROLD E. RILEY, MARK A. OLIVER OR CITIZENS, INC.) WHO WOULD CONTROL THE OPERATIONS OF FIRST AMERICAN," IN THE EVENT OUR ALTERNATE SLATE OF THE FIRST AMERICAN BOARD IS ELECTED. THE LETTER INDICATED THAT THE DEPARTMENT WAS REVIEWING THE FINANCIAL RECORDS OF FIRST AMERICAN, AND THAT IT HOPED TO CONCLUDE ITS INVESTIGATION BY MAY 30, 2003. THE LETTER FURTHER INDICATED THAT THE DEPARTMENT BELIEVES THAT A HEARING ON THE FORM A STATEMENT OF HAROLD E. RILEY, MARK A. OLIVER AND CITIZENS, INC. ON FILE WITH THE DEPARTMENT SINCE APRIL 16, 2003 WOULD NOT BE PRACTICAL PRIOR TO THE FIRST AMERICAN ANNUAL SHAREHOLDERS' MEETING ON JUNE 2, 2003. A DETERMINATION ON A HEARING HAS NOT BEEN REACHED. THE DEPARTMENT STATED, "IT IS HOPED THAT BY NEXT WEEK, SUFFICIENT INFORMATION WILL BE AVAILABLE TO DETERMINE IF A HEARING IS NEEDED. IF IT IS DETERMINED THAT A HEARING IS NEEDED, ONE WILL BE SCHEDULED." FINALLY, THE LETTER INFORMED COUNSEL THAT THE KANSAS COMMISSIONER OF INSURANCE BELIEVES THAT THE USE OF THE COMMITTEE'S SOLICITED WHITE PROXIES WOULD NOT BE IN CONFORMANCE WITH THE KANSAS INSURANCE HOLDING COMPANIES ACT, SHE OBJECTS TO THEIR USE IN ANY MANNER PRIOR TO FORM A DETERMINATION, AND THE USE OF OUR PROXIES WOULD BE SUBJECT TO APPROPRIATE ENFORCEMENT ACTION OF THE COMMISSIONER ABSENT FORM A APPROVAL.

                                  OUR RESPONSE

         WE HAVE ONLY CONDUCTED A LIMITED REVIEW OF THIS MATTER, BUT HAVE BEEN INFORMED BY A MEMBER OF THE BOARD THAT THE INFORMATION WAS FED TO THE KANSAS INSURANCE DEPARTMENT BY PERSONS ASSOCIATED WITH FIRST AMERICAN. IN OUR VIEW, THE SO-CALLED "NEW" INFORMATION IS PART OF A SCHEME TO DELAY THE FORM A PROCESS AND TO DENY YOUR RIGHT TO VOTE. IF FIRST AMERICAN HAD ANY

SUCH "NEW" INFORMATION, IT SHOULD HAVE REPORTED THE INFORMATION TO THE DEPARTMENT MONTHS AGO. HOWEVER, WE ARE TAKING THE ACTION DESCRIBED BELOW SO THAT YOU, THE RIGHTFUL OWNERS OF FIRST AMERICAN, WILL BE ABLE TO EXERCISE YOUR RIGHT TO VOTE.

1. WE (RICK D. MEYER AND MICHAEL N. FINK) WILL NOT STAND FOR ELECTION TO THE BOARD NOR SERVE ON MANAGEMENT.

         WE BELIEVE THE DISCOVERY OF THIS SO-CALLED "NEW" INFORMATION AND DISCLOSURE BY PERSONS ASSOCIATED WITH FIRST AMERICAN TO THE KANSAS INSURANCE DEPARTMENT REFLECTS THE LACK OF COMPETENCE, EXPERIENCE AND INTEGRITY OF THE PRESENT FIRST AMERICAN MANAGEMENT. IF FIRST AMERICAN HAD KNOWLEDGE OF SUCH "NEW" INFORMATION, ITS MANAGEMENT SHOULD HAVE REPORTED THE INFORMATION MONTHS AGO. NO SUCH "NEW" INFORMATION HAS BEEN REPORTED TO THE FIRST AMERICAN BOARD.

         AS A MATTER OF DUE PROCESS, THE PERSONS WHO ARE ACCUSED OF QUESTIONABLE CONDUCT SHOULD HAVE BEEN INFORMED UNDER THE LAW OF THE "INFORMATION" AND BEEN AFFORDED THE OPPORTUNITY TO BE HEARD. WE ARE REVIEWING OUR LEGAL RIGHTS WITH RESPECT TO THIS NEWLY DISCOVERED "DEVELOPMENT." WE HAVE NOT BEEN INFORMED WHO IS THE ACCUSER IS, WHAT THE CONTENT OF THE "INFORMATION" IS OR THE BASIS OF THE "INFORMATION." HOWEVER, WE (RICK D. MEYER AND MICHAEL N. FINK) HAVE DECIDED THAT WE WILL NOT STAND FOR ELECTION AS DIRECTORS WITH THE OBJECTIVE OF YOU BEING ABLE TO VOTE YOUR SHARES. THIS "NEW" DEVELOPMENT SHOULD NOT DEPRIVE YOU OF YOUR RIGHT TO VOTE. THUS, THE SHAREHOLDER PROTECTION COMMITTEE WILL HAVE SIX NOMINEES, RATHER THAN EIGHT, TO STAND FOR ELECTION. WE DO NOT INTEND TO SELECT TWO REPLACEMENT NOMINEES AT THIS DATE. IF ALL OF THE COMMITTEE'S SIX NOMINEES ARE ELECTED, THE TWO NOMINEES WHO RECEIVE THE NEXT HIGHEST VOTES WOULD SERVE ON THE FIRST AMERICAN BOARD.

         WE (MR. MEYER AND MR. FINK) HAVE DECIDED NOT TO SERVE AS MANAGEMENT OF FIRST AMERICAN IN THE EVENT THAT WE ARE SUCCESSFUL IN OUR PROXY SOLICITATION. WE HAVE NO UNDERSTANDINGS OR AGREEMENTS OF ANY NATURE WITH RESPECT TO THE COMPOSITION OF FUTURE MANAGEMENT OF FIRST AMERICAN. SHOULD THE SHAREHOLDER PROTECTION COMMITTEE BE SUCCESSFUL IN THIS PROXY SOLICITATION, WE EXPECT THAT THE PRESIDENT OF FIRST AMERICAN WILL COME FROM AMONG ITS SIX NOMINEES.

2. WE HAVE REQUESTED THE KANSAS INSURANCE DEPARTMENT TO TAKE ACTIONS WHICH WILL PERMIT US TO ASSURE THAT YOUR VOTE WILL BE COUNTED.

         DUE TO THE RECENT TIMING OF THIS "INFORMATION" SUBMITTED BY PERSONS ASSOCIATED WITH FIRST AMERICAN AND THE NON-DISCLOSURE OF ITS SOURCE BY THE DEPARTMENT, THE SHAREHOLDER PROTECTION COMMITTEE WILL REQUEST THAT THE KANSAS INSURANCE COMMISSIONER ALLOW YOUR VOTES BE COUNTED IN THIS PROXY SOLICITATION. THE COMMITTEE HAS AGAIN REQUESTED THAT THE DEPARTMENT APPROVE THE FORM A WITHOUT A HEARING. ALTERNATIVELY, IF THE DEPARTMENT INSISTS THAT THE COMMITTEE'S SIX REMAINING NOMINEES NOT BE ELECTED UNTIL THERE ARE FURTHER FORM A DETERMINATIONS, WE HAVE ALSO REQUESTED:

         o THAT THE DEPARTMENT ALLOW THE COMMITTEE'S WHITE PROXIES TO BE CERTIFIED WITHOUT THE VOTE BEING COUNTED, AND WITHOUT THE VOTE TAKING EFFECT AS TO THE ELECTION OF THE DIRECTORS UNTIL AND UNLESS THE COMMISSIONER APPROVES THE FORM A; OR

         o THAT THE COMMISSIONER NOT OBJECT TO THE USE OF THE COMMITTEE'S WHITE PROXIES FOR A VOTE WHICH WOULD ADJOURN THE ANNUAL MEETING TO A LATER TIME WITHIN WHICH THE COMMISSIONER WOULD HAVE TIME TO RESOLVE THE FORM A ISSUES AND MAKE A DECISION.

         WE WILL ALSO BE REQUESTING THAT THE DEPARTMENT NOT OBJECT TO YOUR VOTES BEING COUNTED ON OTHER MATTERS THAT COME BEFORE THE MEETING NOT INVOLVING ELECTION OF DIRECTORS, SUCH AS APPROVING THE APPOINTMENT OF THE AUDITORS.

3.   YOUR PROXY TO THE COMMITTEE MAY RESULT IN YOUR VOTES NOT BEING COUNTED.

         YOU SHOULD UNDERSTAND THAT DUE TO THIS RECENT "DEVELOPMENT" BROUGHT BY PERSONS ASSOCIATED WITH FIRST AMERICAN, YOUR GIVING US A PROXY MAY RESULT IN YOUR VOTE NOT BEING COUNTED IN ANY MANNER, AND YOUR RIGHTS TO BE HEARD AS AN OWNER OF FIRST AMERICAN COULD BE ENTIRELY ELIMINATED. WE WILL CONTINUE TO PURSUE YOUR RIGHT TO VOTE. WE ALSO FIRMLY BELIEVE THAT THE KANSAS INSURANCE COMMISSIONER SHOULD ALLOW YOU TO EXERCISE YOUR CORPORATE RIGHTS AND ALLOW YOUR VOTES TO BE COUNTED.

4.   YOU MAY CONTACT THE KANSAS INSURANCE DEPARTMENT.

         WE BELIEVE THAT YOU ARE ENTITLED TO EXERCISE YOUR RIGHT TO VOTE, AND THAT THE KANSAS INSURANCE DEPARTMENT HAS THE ABILITY TO ALLOW YOU TO VOTE YOUR SHARES. IF YOU WISH TO VOICE YOUR

CONCERNS, PLEASE DO NOT HESITATE TO CALL THE KANSAS COMMISSIONER OF INSURANCE AT 1-800-432-2484 OR 1-785-296-3071.

5. WE BELIEVE THE KANSAS COMMISSIONER OF INSURANCE SHOULD APPROVE THE FORM A WITHOUT A HEARING.

         WE BELIEVE THE FORM A CAN BE APPROVED NOW BECAUSE:

         o THE SUBSTANCE OF THE FORM A HAS BEEN ON FILE WITH THE DEPARTMENT SINCE APRIL 16, 2003.

         o FIRST AMERICAN HAS HAD AMPLE OPPORTUNITY TO REVIEW THE FORM A SINCE APRIL 16, 2003. FIRST AMERICAN AND ITS COUNSEL, (THE FORMER CAMPAIGN MANAGER OF THE KANSAS COMMISSIONER OF INSURANCE) HAVE BEEN EXTENSIVELY INVOLVED IN REVIEWING AND COMMENTING ON THE FORM A FILING.

         o AS THE SHAREHOLDER PROTECTION COMMITTEE INDICATED IN OUR MAY 9 PROXY STATEMENT, THIS PROXY SOLICITATION IS ABOUT CORPORATE DEMOCRACY. IN OUR VIEW, THE ELECTION OF THE COMMITTEE SLATE WILL NOT JEOPARDIZE THE INTERESTS OF FIRST AMERICAN'S INSURANCE SUBSIDIARY OR ITS POLICYHOLDERS IN ANY MANNER.

         WE BELIEVE THAT THIS RECENT DEVELOPMENT INSTIGATED BY PERSONS ASSOCIATED WITH FIRST AMERICAN ATTACKING US IS HIGHLY SUSPECT. ITS EFFECT HAS BEEN TO DELAY THE FORM A PROCESS AND POSSIBLY TO DENY YOU YOUR RIGHT TO VOTE. YOU, AS A SHAREHOLDER, HAVE THE RIGHT AND SHOULD BE ALLOWED TO PARTICIPATE IN THIS ELECTION. IT IS YOUR COMPANY. THEREFORE, WE CONTINUE TO URGE YOU TO VOTE THE WHITE PROXY CARD.

         THANK YOU FOR YOUR SUPPORT.

                                  MEMBERS OF THE FIRST AMERICAN COMMITTEE
                                  FOR THE PROTECTION OF SHAREHOLDER VALUE


                                  BY:  /s/ Rick D. Meyer
                                       -----------------------------------------
                                                 RICK D. MEYER

                                       /s/ Michael N. Fink
                                       -----------------------------------------
                                                 MICHAEL N. FINK

                     HOW TO VOTE THE SHAREHOLDER PROTECTION
                          COMMITTEE'S WHITE PROXY CARD

YOUR VOTE IS VERY IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.

1. If your shares are registered in your own name, please sign, date and mail the enclosed WHITE proxy card in the enclosed postage-paid envelope.

2. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign the WHITE proxy card with respect to your shares and only after receiving your specific instructions. Accordingly, please sign, date and mail the enclosed WHITE proxy card in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a WHITE proxy card to be issued representing your shares.

3. After signing the enclosed WHITE proxy card, do not sign or return the BLUE proxy card.

4. Remember, only your latest dated proxy will determine how your shares are to be voted at the meeting. IF YOU VOTED A BLUE PROXY CARD AND WANT TO CHANGE YOUR VOTE, YOU CAN DO SO NOW BY SENDING IN THIS WHITE PROXY CARD.

5. If you have any questions or need further assistance in voting your shares, please contact our proxy solicitor:

                          (GEORGESON SHAREHOLDER LOGO)

                           17 State Street, 10th Floor
                               New York, NY 10004

SHAREHOLDERS MAY CALL TOLL FREE: 1-800-732-6168
Banks and Brokerage Firms please call: 1-212-440-9800

Safe Harbor Statement

Statements in this letter that are not historical are forward-looking statements, including statements regarding the Shareholder Protection Committee's beliefs, expectations, hopes or intentions regarding the future. It is important to note that actual outcomes and actual results could differ materially from forward-looking statements. The Shareholder Protection Committee assumes no obligation to update any forward-looking statement.

Proxy Solicitation Disclosure

The Shareholder Protection Committee filed with the Securities and Exchange Commission a definitive proxy statement relating to the solicitation of proxies with respect to the First American 2003 Annual Meeting of Shareholders. The Shareholder Protection Committee may file other proxy solicitation materials with the Commission. Security holders are urged to read the proxy statement and any other proxy solicitation materials (when they become available) because they contain important information.

The Shareholder Protection Committee, its slate of directors to be elected at the 2003 Annual Meeting of Shareholders and Citizens, Inc. may be deemed to be participants in the solicitation of proxies with respect to electing the Board of Directors of First American at the 2003 Annual Meeting of Shareholders. Additional information concerning the beneficial ownership of these persons of First American common stock is set forth in the definitive proxy statement filed by the Shareholder Protection Committee with the Commission.

Proxy Statement Available

Shareholders may obtain a free copy of the definitive proxy statement and other documents filed by the Shareholder Protection Committee with the Commission at the Commission's website at http:\\www.sec.gov. In addition, you may obtain a free copy of the definitive proxy statement by contacting Georgeson Shareholder Communications toll-free at 1-800-732-6168.

                                  May 27, 2003

VIA HAND DELIVERY

Dear Fellow Board Members:

         As you probably know, the Kansas Insurance Department issued a letter last week which does not allow the proxies to be voted for the alternate slate of directors until the Department can complete an investigation and pass upon a Form A filing that began on April 16. This action was taken by the Department due to a "new" development when an "unnamed individual" delivered documents to the Department relating to two issues:

              o the plans of Harold Riley, Mark Oliver and Citizens, Inc. ("Citizens") to change management of First American; and

              o the competence, experience and integrity of those persons (not Riley, Oliver or Citizens) who would control the operation of First American.

The Department stated that it is examining the financial records of the Company.

         We have a few observations followed by a request to each of you, as fellow board members, to fulfill your fiduciary duties on behalf of all First American shareholders:

         o First, the timing of the document production to the Department is suspect. Its practical effect is to disenfranchise thousands of Kansas voters - our shareholders.

         o Second, we have discovered that the "new" information came at the request of other members of the Board. If this information was so significant, it should have been disclosed to the Department months ago. For example, we all know that no information on Citizens has been presented to the Company since Citizens' purchase proposal was terminated in December, 2002.

         o Third, the entire Board should immediately be informed of who communicated the information to the Department and what the information was, so that the Board can then decide on an appropriate course of action.

         o Fourth, it appears that the timing and nature of the disclosure of the two "developments" to the Department are part of a scheme to disenfranchise thousands of Kansas shareholders, and we would urge each of you to take action to assure that this does not happen.

         Thus, we are requesting that the Annual Meeting of Shareholders be postponed until we, as an entire Board, can determine what the facts are and act accordingly, and until the Department concludes its investigation and resolves the Form A. You are aware that the Company's counsel, Mr. Sneed, has been actively involved in the comment and review process with respect to the Form A on a detailed basis, beginning in late March, 2003, when he motivated the Department to send a letter to Harold Riley, Mark Oliver and Citizens admonishing them for being late with respect to the Form A filing. Our Company has been aware of the Form A contents since on or about April 16th. We believe that a failure to postpone the Annual Meeting is a recipe for a class action challenge to the Annual Meeting, because thousands of shareholders will not have their votes counted.

         If the delay in the Form A process is to occur, we should allow our shareholders time to be informed and vote. Both the Company and the alternate slate of directors have cleared proxy material through the Securities and Exchange Commission, and we must fulfill our obligations under corporate and securities laws.

         Attached is a Board resolution which we ask each of you to execute immediately. We are available to discuss it with you. You have our phone numbers. If we are unable to reach a Board decision by the close of business on Tuesday, May 27th, we intend to undertake such actions as we believe are necessary on behalf of our 5,000 shareholders to ensure that their votes are cast as they wish at the Annual Meeting.

                                       Sincerely,


                                       /s/ Danny N. Biggs
                                       -----------------------------------------
                                       Danny N. Biggs


                                       /s/ Michael N. Fink
                                       -----------------------------------------
                                       Michael N. Fink


                                       /s/ Rick D. Meyer
                                       -----------------------------------------
                                       Rick D. Meyer

                                 CITIZENS, INC.
                             400 EAST ANDERSON LANE
                               AUSTIN, TEXAS 78752

                                  May 27, 2003

VIA FAX

Board of Directors
First American Capital Corporation

Gentlemen:

         We have received a letter from the Kansas Insurance Department issued last Friday, May 23, 2003. The letter does not allow the proxies to be voted for the alternate slate of directors until the Department can complete an investigation and pass upon a Form A filing that began on April 16. This action was taken by the Department due to a "new" development when an "unnamed individual" delivered documents to the Department relating to two issues:

              o the plans of Harold Riley, Mark Oliver and Citizens, Inc. ("Citizens") to change management of First American; and

              o the competence, experience and integrity of those persons (not Riley, Oliver or Citizens) who would control the operation of First American.

         As you know, both sides to this proxy contest cleared proxy material through the Securities and Exchange Commission on May 9, 2003. Now, this "new" information, apparently sent at the behest of First American management and certain Board members, is delaying the Form A process and will have the practical effect of disenfranchising thousands of your shareholders.

         On behalf of all shareholders who have submitted proxies relating to the Annual Meeting, we urge you immediately to postpone the Annual Meeting until these "new" developments can be reviewed by the Department and the Form A determination can be made. Certain members of the Board and management of First American have apparently taken actions to delay the Form A process. If so, the Annual Meeting should be postponed until the accusations these persons have leveled have been appropriately reviewed and responses can be made. For example, you know, and we know, that there are no documents relating to plans, by Harold
E. Riley, Mark A. Oliver and Citizens, Inc., for the future management of First American that are not disclosed in our proxy material. Any such plans were terminated in December, 2002, when Citizens determined not to pursue the acquisition of First American.

         It is regretful that the apparent actions by certain members of the Board and management may deny thousands of shareholders of First American the right to vote pursuant to the proxy materials of both sides already cleared through the Securities and Exchange Commission.

         If the Board does not decide to grant our request by the close of business today, we will consider our legal remedies.

Sincerely,


By: /s/ Harold E. Riley                     By: /s/ Mark A. Oliver
    ------------------------------              --------------------------------
      Harold E. Riley                           Mark A. Oliver, President


/s/ Mark A. Oliver
----------------------------------
Mark A. Oliver